Exhibit 99.1

Veracyte Announces Fourth Quarter and Full-Year 2022 Financial Results

Grew Fourth Quarter Revenue to $80.3 Million

Grew 2022 Total Revenue to $296.5 Million

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 22, 2023 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the fourth quarter and full year ended December 31, 2022.

“We had an outstanding fourth quarter, driving record revenue and operating cash flows, achieving the best quarter ever for both our Decipher prostate and Afirma thyroid tests,” said Marc Stapley, Veracyte’s chief executive officer. “Moreover, throughout 2022, we invested in our long-term growth drivers to deliver on our promise of empowering clinicians with high-value insights to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Moving into 2023, we have a clear strategy, strong financial position, and significant momentum to advance our vision of transforming cancer care for patients all over the world.”

Key Business Highlights:
•Grew total test volume to 28,001 in the fourth quarter and 102,524 for the full-year 2022, an increase of 26% and 30%, respectively, compared to the prior year.
•Launched an updated Decipher Genomics Resource for Intelligent Discovery (GRID) patient report, providing physicians who order the Decipher Prostate Genomic Classifier with expanded precision-medicine insights, on a Research Use Only basis.
•Submitted the Envisia Genomic Classifier to the Notified Body for CE marking in the European Union, ahead of schedule.
•Published data in the International Journal of Radiation Oncology, Biology, Physics demonstrating that the Decipher Prostate Genomic Classifier can improve risk stratification among men with clinically high-risk prostate cancer.
•Published a meta-analysis of 13 independent studies for the Afirma Genomic Sequencing Classifier in the Journal of Clinical Endocrinology & Metabolism, confirming the test’s strong real-world performance in informing thyroid nodule diagnosis.
•Published data in Frontiers in Endocrinology suggesting that insights derived from Veracyte’s comprehensive thyroid nodule database of whole-transcriptome sequencing may help personalize care for patients with thyroid nodules.
•Generated $9.7 million in cash from operating activities in the fourth quarter and $7.5 million for the full-year 2022. Ended the fourth quarter of 2022 with cash, cash equivalents and short-term investments of $178.9 million, compared to $177.2 million at the beginning of 2022.
•Promoted Annie McGuire to General Counsel and Chief People Officer.

Fourth Quarter 2022 Financial Results
Total revenue for the fourth quarter of 2022 was $80.3 million, an increase of 19% compared to $67.3 million in the fourth quarter of 2021. Testing revenue was $70.3 million, an increase of 32% compared to $53.4 million in the fourth quarter of 2021 driven primarily by the strong performance of our Decipher and Afirma tests. Product revenue was $3.2 million, an increase of 17% compared to $2.8 million in the fourth quarter of 2021. Biopharmaceutical and other revenue was $6.8 million, a decrease of 39% compared to $11.2 million, driven primarily by a milestone payment received in the prior year period.

Total gross margin for the fourth quarter of 2022, including the amortization of acquired intangible assets, was 61%, compared to 59% in the fourth quarter of 2021. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 67% compared to 66% in the fourth quarter of 2021.

Operating expenses, excluding cost of revenue, were $58.9 million, an increase of 4% compared to the fourth quarter of 2021. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, were $51.1 million compared to $46.2 million in the fourth quarter of 2021.

Net loss for the fourth quarter of 2022 was $3.8 million, an improvement of 63% compared to the fourth quarter of 2021. Basic and diluted net loss per common share was $0.05, an improvement of 67% compared to the fourth quarter of 2021.

Full Year 2022 Financial Results
Total revenue for 2022 was $296.5 million, an increase of 35% compared to $219.5 million in 2021. Testing revenue was $250.5 million, an increase of 33% compared to $188.2 million in 2021 driven primarily by the strong performance of our Decipher and Afirma tests. Product revenue was $12.6 million, an increase of 10% compared to $11.5 million in 2021. Biopharmaceutical and other revenue was $33.4 million, an increase of 68% compared to $19.9 million in 2021, driven primarily by the contribution of the HalioDx acquisition.

Total gross margin for the full year 2022, including the amortization of acquired intangible assets, was 59%, compared to 60% in 2021. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 66%, flat to 2021.

Operating expenses, excluding cost of revenue, were $236.0 million, an increase of 4% compared to 2021. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, were $200.3 million compared to $158.4 million in 2021.

Net loss for the full year 2022 was $36.6 million, an improvement of 52% compared to 2021. Basic and diluted net loss per common share was $0.51, an improvement of 54% compared to 2021. Net cash provided by operating activities in 2022 was $7.5 million, an improvement of $39.2 million compared to 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2023 Financial Outlook
Veracyte is initiating 2023 annual total revenue guidance of $325 million to $335 million, assuming currency rates as of February 22, 2023. This range includes mid-teens year-over-year growth of testing and product revenue, and a decline in Biopharmaceutical and other revenue for fiscal 2023 compared to fiscal 2022.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/6vvggrow. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BIbe54a1af06be4083968e88a7edfb6679

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our high-performing tests enable clinicians to make more confident diagnostic, prognostic and treatment decisions for some of the most challenging diseases such as thyroid, prostate, breast, bladder and lung cancers, as well as interstitial lung diseases. We help patients avoid unnecessary procedures and speed time to diagnosis and appropriate treatment. In addition to making our tests available in the U.S. through our central laboratories, we also aim to deliver our tests to patients worldwide through a distributed model to laboratories that can perform them locally. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue for 2023 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our tests and products. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine on European economies and energy supply, as well as our facilities in France; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations, increasing interest rates and inflation; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, filed on November 3, 2022, and our Annual Report on Form 10-K to be filed for the year ended December 31, 2022. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference, certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Testing revenue	$70,269	$53,414	$250,544	$188,182
Product revenue	3,231	2,758	12,632	11,464
Biopharmaceutical and other revenue	6,797	11,164	33,360	19,868
Total revenue	80,297	67,336	296,536	219,514

Operating expenses (1):
Cost of testing revenue	19,394	16,366	75,317	58,860
Cost of product revenue	2,618	1,583	7,820	5,887
Cost of biopharmaceutical and other revenue	4,819	4,933	18,445	9,653
Research and development	11,287	10,252	40,603	29,843
Selling and marketing	24,127	22,212	97,560	79,840
General and administrative	18,208	18,849	76,518	101,353
Intangible asset amortization	5,264	5,474	21,354	15,981
Total operating expenses	85,717	79,669	337,617	301,417
Loss from operations	(5,420)	(12,333)	(41,081)	(81,903)
Other income, net	1,979	1,016	4,654	254
Loss before income taxes	(3,441)	(11,317)	(36,427)	(81,649)
Income tax provision (benefit)	403	(789)	133	(6,086)
Net loss	$(3,844)	$(10,528)	$(36,560)	$(75,563)
Net loss per common share, basic and diluted	$(0.05)	$(0.15)	$(0.51)	$(1.11)
Shares used to compute net loss per common share, basic and diluted	71,825,754	71,064,467	71,549,204	67,890,328

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$408	$354	$1,355	$835
Research and development	1,332	1,555	6,132	4,747
Selling and marketing	1,297	1,197	6,018	4,638
General and administrative	3,997	3,708	13,951	12,748
Total stock-based compensation expense	$7,034	$6,814	$27,456	$22,968

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss	$(3,844)	$(10,528)	$(36,560)	$(75,563)
Other comprehensive loss:
Change in currency translation adjustments	22,720	(6,943)	(16,263)	(15,083)

Net comprehensive income (loss)	$18,876	$(17,471)	$(52,823)	$(90,646)

VERACYTE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2022	2021
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$154,247	$173,197
Short-term investments	24,605	3,964
Accounts receivable	44,021	41,461
Supplies and inventory	14,294	11,225
Prepaid expenses and other current assets	11,469	13,255
Total current assets	248,636	243,102
Property and equipment, net	17,702	15,098
Right-of-use assets, operating leases	13,160	16,043
Intangible assets, net	174,866	202,731
Goodwill	695,891	707,904
Restricted cash	749	749
Other assets	5,418	2,198
Total assets	$1,156,422	$1,187,825
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,911	$12,360
Accrued liabilities	37,774	39,475
Current portion of long-term debt	—	1,127
Current portion of deferred revenue	2,613	4,646
Current portion of acquisition-related contingent consideration	6,060	2,682
Current portion of operating lease liabilities	4,070	3,630
Current portion of other liabilities	186	231
Total current liabilities	62,614	64,151
Deferred revenue, net of current portion	—	343
Deferred tax liabilities	4,531	5,592
Acquisition-related contingent consideration, net of current portion	2,498	5,722
Operating lease liabilities, net of current portion	10,648	14,096
Other liabilities	931	1,407
Total liabilities	81,222	91,311
Total stockholders’ equity	1,075,200	1,096,514
Total liabilities and stockholders’ equity	$1,156,422	$1,187,825

1. The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 28, 2022.

VERACYTE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Twelve Months Ended
	2022	2021
Operating activities
Net loss	$(36,560)	$(75,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,928	19,593
Loss on disposal of property and equipment	206	—
Stock-based compensation	26,734	22,519
Provision for (benefit from) income taxes	133	(6,258)
Interest on end-of-term debt obligation	161	216
Noncash lease expense	3,320	1,632
Revaluation of acquisition-related contingent consideration	154	810
Effect of foreign currency on operations	522	1,211
Impairment of intangible assets	3,318	—
Changes in operating assets and liabilities:
Accounts receivable	1,096	(8,571)
Supplies and inventory	(3,011)	(1,464)
Prepaid expenses and other current assets	(4,201)	(3,316)
Other assets	(3,049)	(216)
Operating lease liabilities	(3,448)	(1,794)
Accounts payable	152	5,155
Accrued liabilities and deferred revenue	(3,920)	14,425
Net cash provided by (used in) operating activities	7,535	(31,621)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	—	(574,411)
Acquisition of HalioDx, net of cash acquired	—	(162,419)
Purchase of short-term investments	(33,519)	—
Proceeds from maturity of short-term investments	12,681	—
Proceeds from sale of equity securities	—	3,000
Purchases of property and equipment	(8,549)	(5,376)
Net cash used in investing activities	(29,387)	(739,206)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	—	593,821
Payment of long-term debt	(1,281)	—
Payment of taxes on vested restricted stock units	(3,167)	(9,029)
Proceeds from the exercise of common stock options and employee stock purchases	7,942	11,528
Net cash provided by financing activities	3,494	596,320
Decrease in cash, cash equivalents and restricted cash	(18,358)	(174,507)
Effect of foreign currency on cash, cash equivalents and restricted cash	(592)	(1,514)
Net decrease in cash, cash equivalents and restricted cash	(18,950)	(176,021)
Cash, cash equivalents and restricted cash at beginning of period	173,946	349,967
Cash, cash equivalents and restricted cash at end of period	$154,996	$173,946

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	December 31,	December 31,
	2022	2021
Cash and cash equivalents	$154,247	$173,197
Restricted cash	749	749
Total cash, cash equivalents and restricted cash	$154,996	$173,946

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended December 31, 2022
Total revenue	$80,297	$—	$—	$—	$80,297
Cost of testing revenue	19,394	50	—	—	19,344
Cost of product revenue	2,618	—	—	—	2,618
Cost of biopharmaceutical and other revenue	4,819	64	—	—	4,755
Intangible asset amortization (2)	4,747	—	4,747	—	—
Gross margin $	48,719	114	4,747	—	53,580
Gross margin %	61%				67%

Research and development	11,287	232	—	—	11,055
Selling and marketing	24,127	917	—	—	23,210
General and administrative	18,208	1,368	—	—	16,840
Intangible asset amortization	517	—	517	—	—
Total operating expenses excluding cost of revenue (3)	54,139	2,517	517	—	51,105
Income (loss) from operations	$(5,420)	$2,631	$5,264	$—	$2,475

Three Months Ended December 31, 2021
Total revenue	$67,336	$—	$—	$—	$67,336
Cost of testing revenue	16,366	55	—	—	16,311
Cost of product revenue	1,583	—	—	—	1,583
Cost of biopharmaceutical and other revenue	4,933	165	—	—	4,768
Intangible asset amortization (2)	4,936	—	4,936	—	—
Gross margin $	39,518	220	4,936	—	44,674
Gross margin %	59%				66%

Research and development	10,252	667	—	—	9,585
Selling and marketing	22,212	1,046	—	—	21,166
General and administrative	18,849	3,399	—	—	15,450
Intangible asset amortization	538	—	538	—	—
Total operating expenses excluding cost of revenue (3)	51,851	5,112	538	—	46,201
Loss from operations	$(12,333)	$5,332	$5,474	$—	$(1,527)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($26.8 and $22.9 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.7 and $4.9 million) for Q4 2022 and 2021 respectively.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Twelve Months Ended December 31, 2022
Total revenue	$296,536	$—	$—	$—	$296,536
Cost of testing revenue	75,317	203	—	18	75,096
Cost of product revenue	7,820	—	—	3	7,817
Cost of biopharmaceutical and other revenue	18,445	325	—	—	18,120
Intangible asset amortization (2)	19,273	—	19,273	—	—
Gross margin $	175,681	528	19,273	21	195,503
Gross margin %	59%				66%

Research and development	40,603	1,418	—	—	39,185
Selling and marketing	97,560	3,914	—	493	93,153
General and administrative	76,518	5,245	—	3,318	67,955
Intangible asset amortization	2,081	—	2,081	—	—
Total operating expenses excluding cost of revenue (3)	216,762	10,577	2,081	3,811	200,293
Loss from operations	$(41,081)	$11,105	$21,354	$3,832	$(4,790)

Twelve Months Ended December 31, 2021
Total revenue	$219,514	$—	$—	$—	$219,514
Cost of testing revenue	58,860	81	—	—	58,779
Cost of product revenue	5,887	—	—	—	5,887
Cost of biopharmaceutical and other revenue	9,653	217	—	—	9,436
Intangible asset amortization (2)	14,491	—	14,491	—	—
Gross margin $	130,623	298	14,491	—	145,412
Gross margin %	60%				66%

Research and development	29,843	1,027	—	—	28,816
Selling and marketing	79,840	1,755	—	—	78,085
General and administrative	101,353	49,814	—	—	51,539
Intangible asset amortization	1,490	—	1,490	—	—
Total operating expenses excluding cost of revenue (3)	212,526	52,596	1,490	—	158,440
Loss from operations	$(81,903)	$52,894	$15,981	$—	$(13,028)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($101.6 and $74.4 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($19.3 and $14.5 million) for the full year 2022 and 2021 respectively
4. Includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets and $0.5 million related to restructuring costs

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Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com